                                   EXHIBIT 11


                      FRESENIUS USA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   Three Months Ended
                                                               ---------------------------
                                                               June 30,           June 30,
                                                                 1995               1994
                                                               --------           --------
Net income                                                     $ 3,473            $ 1,519
                                                               =======            =======

Primary net income per common
   and common equivalent share                                 $   .13            $   .07
                                                               =======            =======

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute
   primary net income per common
   and common equivalent share                                  25,773             21,498
                                                               =======            =======


Fully diluted net income per
   common and common equivalent
   share                                                       $   .13            $   .07
                                                               =======            =======

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute fully
   diluted net income per common
   and common equivalent share                                  26,694             21,525
                                                               =======            =======

                                   EXHIBIT 11


                      FRESENIUS USA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Six Months Ended
                                                               ---------------------------
                                                               June 30,           June 30,
                                                                 1995               1994
                                                               --------           --------
Net income                                                     $ 6,791            $ 3,056
                                                               =======            =======

Primary net income per common
   and common equivalent share                                 $   .26            $   .14
                                                               =======            =======

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute
   primary net income per common
   and common equivalent share                                  25,712             21,156
                                                               =======            =======


Fully diluted net income per
   common and common equivalent
   share                                                       $   .26            $   .14
                                                               =======            =======

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute fully
   diluted net income per common
   and common equivalent share                                  26,658             21,175
                                                               =======            =======